UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to Section 240.14a-11(c)or Section 240.14a-12

                          ALTIGEN COMMUNICATIONS, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
|X|   No fee required.
|_|   Fee computed per Exchange Act Rules 14a-6(i)(4) and 0-11.
|_|   Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                          ALTIGEN COMMUNICATIONS, INC.

                            -------------------------

                    Notice of Annual Meeting of Stockholders
                           To Be Held February 9, 2001

To The Stockholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AltiGen Communications, Inc. (the "Company"), a Delaware corporation, will be held on February 9, 2001 at 10:00 a.m., local time, at the Company's office located at 47427 Fremont Boulevard, Fremont, California 94538, for the following purposes:

      1. To elect two Class II directors to serve for a term expiring on the date on which the Annual Meeting of Stockholders is held in the year 2004.

      2. To ratify and approve the appointment of Arthur Andersen LLP as the independent public accountants of the Company for the fiscal year ending September 30, 2001.

      3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only stockholders of record at the close of business on December 26, 2000 are entitled to notice of and to vote at the Annual Meeting.

      All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to complete, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she returned a proxy.

                                         By Order of the Board of Directors

                                         Philip M. McDermott
                                         Chief Financial Officer and Secretary

Fremont, California
January 9, 2001

                             YOUR VOTE IS IMPORTANT

      To assure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope, which requires no postage if mailed in the United States.

                          ALTIGEN COMMUNICATIONS, INC.

                            -------------------------

                                 PROXY STATEMENT

General

      The enclosed Proxy is solicited on behalf of the Board of Directors of AltiGen Communications, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on February 9, 2001 at 10:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's office located at 47427 Fremont Boulevard, Fremont California 94538. The Company's telephone number at that location is (510) 252-9712.

      These proxy solicitation materials were mailed on or about January 9, 2001 to all stockholders entitled to vote at the Annual Meeting.

Record Date and Voting Securities

      Only stockholders of record at the close of business on December 26, 2000 are entitled to notice of and to vote at the Annual Meeting. As of December 26, 2000, 13,582,537 shares of the Company's Common Stock were issued and outstanding. No shares of the Company's Preferred Stock were outstanding.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to Corporate Investor Communications, Inc. (CIC), Attention: Charlotte Brown, 111 Commerce Road, Carlstadt, New Jersey 07072, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. The mere presence at the Annual Meeting of the stockholder who has appointed a proxy will not revoke the prior appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy card, or if no instructions are indicated, will be voted FOR the slate of directors described herein, FOR Proposal Two, and as to any other matter that may properly be brought before the Annual Meeting, in accordance with the judgment of the proxy holders.

Voting and Solicitation

      Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors. Voting instructions are included on the proxy or voting instruction card.

      This solicitation of proxies is made by the Company, and all costs associated with soliciting proxies will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or telegram.

Quorum; Abstentions; Broker Non-Votes

      The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the record date. All shares represented at the meeting, whether in person or by a general or limited proxy, will be counted for the purpose of establishing a quorum.

      While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions (including "Withheld"), the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares present and entitled to vote ("Votes Cast") with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

      Under current Delaware case law, while broker non-votes (i.e. the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions) should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the voting on a proposal.

Stockholder Nominations and Proposals

      The Company's Bylaws provide that nominations for the election of directors and business proposed to be brought before any stockholder meeting may be made by the board of directors or proxy committee appointed by the board of directors or by any stockholder entitled to vote in the election of directors generally if such nomination or business proposed is otherwise proper business before such meeting. However, any such stockholder may nominate one or more persons for election as directors at a meeting or propose business to be brought before a meeting, or both, only if such stockholder has given timely notice in proper written form of their intent to make such nomination or nominations or to propose such business. To be timely, such stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) calendar days in advance of the date specified in the corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received a reasonable time before the solicitation is made. In the notice, the stockholder must provide (i) the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed, (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (iv) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the board of directors, and, (v) if applicable, the consent of each nominee to serve as director of the corporation if so elected.

Deadlines for Submission of Stockholder Proposals for 2002 Annual Meeting

      Stockholders of the Company are entitled to present proposals for consideration at forthcoming stockholder meetings provided that they comply with the proxy rules promulgated by the Securities and Exchange Commission and the Bylaws of the Company. Stockholders wishing to present a proposal at the Company's 2002 Annual Stockholder Meeting must submit such proposal to the Company by September 14, 2001 if they wish for it to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting. In addition, under the Company's Bylaws, a stockholder wishing to make a proposal at the 2002 Annual Stockholder Meeting must submit such a proposal to the Company prior to September 14, 2001.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

Nominees

      Pursuant to the Company's Bylaws the Board of Directors is divided into three classes. The directors are elected to serve staggered three-year terms, such that the term of one class of directors expires each year. The Company currently has six directors divided among the three classes as follows: Class I--Thomas Shao and Kenneth Tai; Class II--Richard Black and Wen-Huang (Simon) Chang; and Class III--Masaharu Shinya and Gilbert Hu. Two Class II directors are to be elected at the Annual Meeting for a three-year term ending at the Annual Meeting in 2004 or when their successors are elected.

      Unless otherwise instructed, the proxy holders will vote the proxies received by them for the two (2) Class II nominees named below. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. Each director elected at this Annual Meeting will serve until the term of that director's class expires or until such director's successor has been duly elected and qualified.

Vote Required

      The two Class II nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors, and pursuant to Delaware law, a broker nonvote will not be treated as voting in person or by proxy on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW.

      The names of the directors, certain information about them and their ages as of September 30, 2000 are set forth below:

                                                                                                  Director        Term
           Name of Director                Age             Position(s) With the Company            Since         Expires
--------------------------------------   -------  ---------------------------------------------  ----------     ---------
Nominees for Class II Director:
Richard Black(1)....................        67                       Director                       1999          2001
Wen-Huang (Simon) Chang.............        47                       Director                       1994          2001
Directors Whose Terms Continue:
Gilbert Hu(2).......................        44     President, Chief Executive Officer, Director     1994          2002
Thomas Shao, Ph.D.(1)...............        66                       Director                       1996          2003
Masaharu Shinya(2)..................        57                       Director                       1999          2002
Kenneth Tai(1) and (2)..............        50                       Director                       1998          2003

------------------------------------
(1)   Member of the Audit Committee
(2)   Member of the Compensation Committee

Nominees for Class II Director

      Richard Black has served as a director of the Company since August 1999. Since December 1987, he has served as a director of Oak Technology, Inc. ("Oak"), a supplier of semiconductor products to the personal computer and consumer electronics markets. He also served as President of Oak from January 1998 to March 1999 and has been Vice-Chairman of Oak since March 1999. Currently, Mr. Black also sits on the boards of directors of investment advisor and investment banking company Gabelli Funds, Inc. Mr. Black sat on the board of directors of Gabelli Asset Management, Inc. from March 1999 to May 2000. Mr. Black also sits on the boards of GSI Lumonics Inc., a manufacturer of laser scanning systems and components, and Morgan Group, Inc., a public transportation services company. From April 1987 until December 1998, he was a general partner of KBA Partners, L.P., a venture capital firm. He has also served in managerial positions with Vulcan Material Company, a producer of construction materials. Mr. Black received a Bachelor of Science degree in Engineering from Texas A&M University, a Masters in Business Administration from Harvard University and an honorary Ph.D. from Beloit College.

      Wen-Huang (Simon) Chang has served as a director of the Company since June 1994. From July 1991 to January 1995, he was Chairman of Centrum Technology Corporation, a networking company. From August 1991 to early 1994, he served as a director of Centrum Communications, Inc., a networking company acquired by 3Com Corporation in early 1994. Mr. Chang received a Bachelor of Science Degree in Forest Industry from the National Taiwan University in Taiwan. Mr. Chang is a brother-in-law of Gilbert Hu, the Company's President and Chief Executive Officer and a Director.

Directors Whose Terms Continue

      Gilbert Hu founded the Company and has served as our President and Chief Executive Officer and a director since May 1994. Before founding the Company, Mr. Hu was a founder, President and Chief Executive Officer of Centrum Communications, Inc. from May 1991 to December 1993, a networking company acquired by 3Com Corporation in early 1994. Mr. Hu has also served in technical and managerial roles at Vitalink Communication Corporation, an internetworking equipment manufacturer. He received a Bachelor of Science degree in Electrical Engineering from National Chiao-Tung University in Taiwan and a Masters of Science degree in Electrical Engineering from Arizona State University. Mr. Hu is a brother-in-law of director Wen-Huang (Simon) Chang.

      Thomas Shao, Ph.D. has served as a director of AltiGen since April 1996. Since October 1997, Dr. Shao has served as Managing Director of Technology Associates Management Co., Ltd., a venture fund manager consisting of five employees. From September 1995 to September 1997, Dr. Shao was a senior consultant for Technology Associates Corporation of Taiwan, a venture capital firm. From June 1986 to October 1995 he served as Senior Vice President of DynaTech Development Corporation, a management consulting and investment firm. In addition to AltiGen, Dr. Shao has been a member of the board of directors of AboveNet Communications Inc., a colocation company, since April 1994. Dr. Shao received a Bachelor of Science degree in Mechanical Engineering from the National Taiwan University in Taiwan, a Masters of Science in Aeronautical Engineering from the University of Illinois and a Ph.D. in Applied Mathematics and Computer Science from the University of Illinois.

      Masaharu Shinya has served as a director of the Company since April 1999. From July 1990 to March 1999, he served as President of Kanematsu Semiconductor Corporation. Mr. Shinya continues to serve as an advisor to Kanematsu Semiconductor Corporation. Mr. Shinya was on the board of directors for Quality Semiconductor, Inc., a semiconductor manufacturer, until its acquisition by Integrated Device Technology, Inc. Mr. Shinya received a Bachelor degree in Economics from Waseda University in Japan.

      Kenneth Tai has served as a director of the Company since April 1998. Since March 1996, Mr. Tai has been the Chairman of InveStar Capital (Taiwan), Inc., a venture capital firm. Since April 1998, Mr. Tai also has served as the chairman of DigiTimes Publication, Inc., a daily electronic newspaper reporting on technology issues in Taiwan. Since August 1999, Mr. Tai has has served as a member of the board of directors of Sage, Inc. Since October 1999 Mr. Tai has served as a member of the board of directors of Solopoint, Inc. From March 1993 to December 1995, Mr. Tai served as the Vice-Chairman of UMAX USA, which makes computer peripherals. Mr. Tai was one of the co-founders of the Acer Group, and held various positions with the Acer Group, including Vice President of Worldwide Sales and Marketing, and President of the Acer Group USA from 1990 to March 1993. Mr. Tai received a Bachelor of Science degree in Electrical Engineering from the National Chiao Tung University in Taiwan and a Masters in Business Administration from Tamkang University in Taiwan.

Board Meetings and Committees

      The Board of Directors of the Company held a total of four meetings during the fiscal year ended September 30, 2000. The committees of the Board of Directors include an Audit Committee and a Compensation Committee.

      The Audit Committee of the Board of Directors was appointed on June 2, 1999, and originally consisted of Messrs. Black, Chang and Shao. On April 24, 2000, Mr. Chang resigned from the committee and was replaced by Mr. Tai. The Audit Committee held four meetings during the last fiscal year. The Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the results and scope of audit and other services provided by the independent auditors and reviews the accounting principles and auditing practices and procedures to be used in the Company's financial statements.

      The Compensation Committee of the Board of Directors, which was appointed on June 2, 1999, consists of Messrs. Hu, Shinya and Tai. The Compensation Committee held its meetings in conjunction with the regular meetings of the Board of Directors. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the compensation of officers and other managerial employees. The Compensation Committee also reviews and approves option grants.

      No director attended fewer than 75% of the sum of the total number of meetings of the Board of Directors and committees thereof upon which that director served, held subsequent to his or her becoming a director or his or her appointment to such committee.

Compensation Committee Interlocks and Insider Participation

      Mr. Hu, our President and Chief Executive Officer, also is a member of the Compensation Committee of our Board of Directors. None of our executive officers serves as a member of the Board of Directors or compensation committee of another entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Director Compensation

      The directors receive $1,000 cash compensation for attending each Board meeting, and are reimbursed for their reasonable and necessary expenses associated with attendance of meetings of the Board of Directors and its committees. Additionally, in April 1998, the Company's non-employee directors each received options to purchase 5,989 shares of common stock at $0.83 per share under the 1994 Stock Option Plan. At that time, the Company's non-employee directors were Messrs. Chang, Lin, Shao and Tai. In June 1999, the Company's directors Messrs. Black and Shinya each were granted options to purchase 5,989 shares of common stock at $11.69 per share under the 1999 Stock Option Plan. In February 2000, all directors were granted options to purchase 10,000 shares of common stock at $12.6875 per share under the 1999 Stock Option Plan.

                                  PROPOSAL TWO

                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

      The Audit Committee of the Board of Directors has selected Arthur Andersen LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending September 30, 2001 and recommends that the stockholders ratify this selection. Arthur Andersen LLP has audited the Company's financial statements since the fiscal year ending September 30, 1996. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of Arthur Andersen LLP are expected to be available at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

      The following table sets forth the compensation earned for services rendered to AltiGen in all capacities for the three most recently completed fiscal years by our Chief Executive Officer and our other most highly compensated executive officers whose salary and bonus during fiscal year ended September 30, 2000 exceeded $100,000. These individuals are referred to as the "Named Executive Officers" here and elsewhere in this proxy statement.

                                                  Summary Compensation Table
--------------------------------------------------------------------------------------------------------------------------
                                                                                                          Long-Term
                                                                        Annual Compensation             Compensation
                                                                   -----------------------------    ----------------------
                                                                                                          Securities
            Name and Principal                                       Salary             Bonus             Underlying
                 Position                        Fiscal Year           ($)               ($)              Options(#)
-------------------------------------------     -----------        -----------       -----------    ----------------------
Gilbert Hu................................      2000                 $132,000          $110,298           100,000
   President and Chief Executive Officer        1999                  129,000            58,110                --
                                                1998                  120,000            30,218           299,463

Philip McDermott (1)......................      2000                  173,980                --            60,000
    Chief Financial Officer                     1999                   47,727                --            71,871

Simon Chouldjian..........................      2000                  122,250                --            60,000
   Vice President of Manufacturing              1999                  113,001                --             5,989
                                                1998                  110,004                --            47,914

Tricia Chu (2)............................      2000                  115,000            25,020            60,000
    Vice President of Finance and Admin         1999                   55,433             8,928            41,925

Michele Shannon (3).......................      2000                  131,250            90,280            60,000
   Vice President of Sales                      1999                  120,000            54,920            11,979
                                                1998                  120,000            35,737             1,431

Tsyr-Yi (Shirley) Sun.....................      2000                  116,666                --            60,000
    Vice President of  Research &               1999                   77,494                --            29,946
     Development                                1998                   40,832                --            44,321

Joseph Chiu (4)...........................      2000                  136,670                --            60,000
    Vice President of Platform Engineering      1999                   97,497                --            23,957
                                                1998                   88,800                --            11,978

(1)   Mr. McDermott's employment with the Company began in June 1999.
(2)   Ms. Chu's employment with the Company began in March 1999.
(3)   Ms. Shannon resigned from the Company in November 2000.
(4)   Mr. Chiu resigned from the Company in October 2000.

Option Grants in Last Fiscal Year

      The following table sets forth certain information with respect to stock options granted to the Named Executive Officers in fiscal year 2000. The figures representing percentages of total options granted to employees in the fiscal year 2000 are based on an aggregate of 2,053,743 options granted by us during the fiscal year ended September 30, 2000 to our employees and consultants, including the Named Executive Officers.

      Also shown below is the potential realizable value over the term of the option. In accordance with the rules of the Securities and Exchange Commission, we have based our calculation of the potential realizable value on the term of the option at its time of grant, and we have assumed that:

      o the value of our stock at the assumed initial public offering price appreciates at the indicated annual rate compounded annually for the entire term of the option; and

      o the option is exercised and sold on the last day of its term for the appreciated stock price.

      These amounts are based on 5% and 10% assumed rates of appreciation and do not represent our estimate of future stock prices. Actual gains, if any, on stock option exercises will be dependent on the future performance of the common stock. The gains shown are net of the option exercise price, but do not include deductions for taxes and other expenses payable upon the exercise of the option or for sale of underlying shares of common stock. Unless otherwise indicated, the options in this table were granted under the 1994 Stock Option Plan, have 10-year terms, and vest over a period of four years. Twenty-five percent of the shares subject to each option will vest on the first anniversary of the vesting start date, and 1/48th of the shares subject to each option will vest each month thereafter. All of the options have exercise prices equal to the fair market value of our common stock on the date of grant.

                                  Option Grants During Fiscal Year Ended September 30, 2000
-----------------------------------------------------------------------------------------------------------------------
                                                                                                  Potential
                                                                                                 Realizable
                                                                                                  Value at
                                               Percent                                         Assumed Annual
                                               Of Total                                        Rates of Stock
                               Number of       Options                                              Price
                              Securities       Granted                                           Appreciation
                              Underlying          To          Exercise                           For Option
                                Options       Employees      Price Per                            Term ($)
                                Granted       In Fiscal        Share      Expiration    -------------  ---------------
           Name                   (#)         Year 2000      ($/share)     Date (1)           5%              10%
---------------------------   ----------      ---------      ---------    ----------    -------------  ---------------
Gilbert Hu................      60,000           2.9%          $11.375     11/01/09      $429,220.58    $1,087,729.23
                                10,000           0.5%           12.688     02/03/10        79,794.15       202,214.04
                                30,000           1.5%            8.000     04/17/10       150,934.71       382,498.19
Philip McDermott..........      40,000           1.9%           11.375     11/01/09       286,147.06       725,152.82
                                20,000           1.0%            8.000     04/17/10       100,623.14       254,998.79
Simon Chouldjian..........      40,000           1.9%           11.375     11/01/09       286,147.06       725,152.82
                                20,000           1.0%            8.000     04/17/10       100,623.14       254,998.79
Tricia Chu................      40,000           1.9%           11.375     11/01/09       286,147.06       725,152.82
                                20,000           1.0%            8.000     04/17/10       100,623.14       254,998.79
Michele Shannon...........      40,000           1.9%           11.375     11/01/09       286,147.06       725,152.82
                                20,000           1.0%            8.000     04/17/10       100,623.14       254,998.79
Tsyr-Yi (Shirley) Sun.....      40,000           1.9%           11.375     11/01/09       286,147.06       725,152.82
                                20,000           1.0%            8.000     04/17/10       100,623.14       254,998.79
Joseph Chiu...............      40,000           1.9%           11.375     11/01/09       286,147.06       725,152.82
                                20,000           1.0%            8.000     04/17/10       100,623.14       254,998.79

--------------------------
(1) The options may terminate before their expiration dates if the optionee's status as an employee or consultant is terminated.

Aggregate Option Exercises in Last Fiscal Year

      The following table summarizes the value of options held at September 30, 2000 by our Named Executive Officers. The value of unexercised in-the-money options at September 30, 2000 figures in the right-hand columns are based on the difference between the fair market value of $4.188 per share at fiscal year-end and the per-share exercise price, multiplied by the number of shares issued upon exercise of the option.

Aggregated Option Exercises in Fiscal Year Ended September 30, 2000

                                                                                                        Value of
                                                                  Number of Securities               Unexercised In-
                                      Shares                     Underlying Unexercised             the-Money Options
                                     Acquired                          Options at                   at September 30,
                                        on          Value        September 30, 2000 (#)                 2000 ($)
                                     Exercise      Realized     -------------------------    -------------------------------
              Name                     (#)           ($)          Vested       Unvested          Vested        Unvested (1)
------------------------------     ------------   ----------    -----------  ------------    --------------   --------------
Gilbert Hu...................                --            --     618,872       100,000       $2,481,436.18            --
Philip McDermott.............                --            --      22,460       109,411             --(1)              --
Simon Chouldjian.............                --            --      41,176        72,727          153,743.55            --
Tricia Chu...................                --            --      15,722        86,202           13,893.76            --
Michele Shannon..............         10,219      $88,942.12       12,159        67,874           30,112.48            --
Tsyr-Yi (Shirley) Sun........                --            --      38,755        95,510           98,951.21            --
Joseph Chiu..................                --            --      48,163        77,717          160,687.73            --

(1) The aggregate exercise price for these unexercised options was less than the fair market value of the underlying securities on September 30, 2000.

                      REPORT OF THE COMPENSATION COMMITTEE

      Appointed on June 2, 1999, the Compensation Committee is charged with the responsibility of reviewing all aspects of the Company's executive compensation programs and administering the Company's stock option plans. The Compensation Committee held its meetings in conjunction with the regular meetings of the Board of Directors.

Compensation Philosophy

      The Company's executive compensation policies are designed to attract and retain qualified executives who will contribute to the Company's long-term success, to reward executives for achieving the Company's financial goals, and to link executive compensation and stockholder interests through equity-based plans. The Committee believes that strong financial performance, on a sustained basis, is the most certain avenue through which the Company can positively affect long-term stockholder return. Furthermore, the Committee believes that, in order to attract and retain the most qualified executives in the industry, the Company's compensation policies must be competitive with other companies of comparable size and in similar industries and must reinforce strategic performance objectives through the use of incentive compensation programs. In order to provide incentive to executive officers, a portion of their annual compensation is paid as a bonus. The amount of the bonus for each person is determined on the basis of several indicators of corporate performance as outlined below.

Compensation Plans

      The following are the key components of the Company's executive officer compensation:

      Base Compensation. The Committee will establish base salaries for executive officers based on its review of base salaries of executive officers in companies of comparable size and in similar industries.

      Bonus. The Company's executive bonus plan provides for incentive compensation to some but not all Company's executive officers and other key employees and will be determined by certain performance measures. The performance measures include worldwide corporate performance and individual performance. Worldwide performance is measured based on targets with respect to the Company's revenue, days sales outstanding, return on products and other factors. The Committee believes that these factors are indicative of overall corporate performance and stockholder value. Individual performance is measured based on goals related to each person's function within the organization.

      Long-Term Incentive Compensation. The Company's option plans provide for long-term incentive compensation for employees of the Company, including executive officers. These awards give employees an equity interest in the Company, thereby aligning the interests of executive officers and stockholders and providing incentive to maximize stockholder value.

Compensation of Chief Executive Officer

      Base Salary: As a result of AltiGen's performance in 1999 and his individual performance, Mr. Hu's annual salary increased to $132,000 for 2000.

      Annual Incentive (Bonus): Annual incentive compensation for Mr. Hu is based upon relative attainment of the annual performance goals for the Company and on Mr. Hu's individual objectives as determined by the Committee. Based on these criteria, Mr. Hu was awarded a bonus of $110,298, representing 87% of his guideline incentive for performance in 2000.

      Long-Term Incentive Awards: In 2000, Mr. Hu received three grants for a total of 100,000 stock options which become fully exercisable four years from the date of grant and will expire ten years after the date of grant. In determining the amounts granted, the Committee considered, without specific weighting, the performance of the Company and relative total shareholder return, the value of such awards granted to other chief executive officers in the Nasdaq Telecommunications Index and industry in general, and the number of stock options and common stock units granted in prior years.

Tax Deductability of Executive Compensation

      The Committee has considered the impact of Internal Revenue Code Section 162(m). Section 162(m) does not allow any publicly held corporation to deduct individual compensation exceeding $1 million in a taxable year for certain employees of the Company (the "Covered Employees"). There is an exception from this rule under Section 162(m)(4)(C) for certain performance-based compensation. The Committee believes that the total compensation paid by the Company to the Covered Employees will not affect the tax deductions available to the Company with respect to the compensation of any of its executive officers.

                                        The Compensation Committee

                                        Gilbert Hu
                                        Masaharu Shinya
                                        Kenneth Tai

      Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended or the Securities and Exchange Act of 1934, as amended (the "Exchange Act") that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Compensation Committee Report on Executive Compensation shall not be incorporated by reference into any such filings, nor shall such Report be incorporated by reference into any future filings.

                          REPORT OF THE AUDIT COMMITTEE

      The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended September 30, 2000. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates by reference in such filing.

      Appointed on June 2, 1999, the Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the results and scope of audit and other services provided by the independent auditors and reviews the accounting principles and auditing practices and procedures to be used in the Company's financial statements. A copy of the Charter for the Audit Committee is attached hereto as Appendix A. The Audit Committee held four meetings during the last fiscal year.

Audited Financial Statements

      The Audit Committee has reviewed the audited financial statements prepared for the fiscal year ending September 30, 2000. The Audit Committee has discussed the audited financial statements with various members of management of the Company.

      In addition, the Audit Committee has discussed the audited financials with Arthur Andersen LLP, the Company's independent auditors for the last fiscal year ("Arthur Andersen"), including such items as Statement on Auditing Standards No. 61 requires. The Audit Committee has also received from Arthur Andersen a letter and other written disclosures necessary under Independence Standards Board Standard No. 1, and has had discussions with Arthur Andersen, regarding the independence of the Company's independent accountants.

      After review of all discussions and all written correspondence described above, as well as such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements for the last fiscal year be included in our Annual Report on Form 10-K.

                                                The Audit Committee

                                                Richard Black
                                                Thomas Shao
                                                Kenneth Tai

                             STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return data for the Company's stock for the period beginning October 4, 1999 (the date on which the Company's stock was first publicly traded on The Nasdaq National Market) and ending on September 30, 2000 to the cumulative return over such period of (i) The Nasdaq National Market Composite Index and (ii) the Nasdaq Telecommunications Index. The graph assumes that $100 was invested on October 4, 1999 in the common stock of the Company and in each of the comparative indices, and it assumes reinvestment of any dividends. The graph further assumes that such amount was initially invested in the common stock of the Company at a per share price of $10, the price to which such stock was first offered to the public by the Company on the date of its initial public offering. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                                                            Cumulative Total Return
                                      ------------------------------------------------------------------
                                        10/99          12/99          3/00           6/00          9/00
                                      --------       --------       --------       -------       -------
AltiGen Communications, Inc            100.00         103.13         110.30         57.58         40.61
Nasdaq Stock Market                    100.00         145.63         112.41         97.54         90.36
Nasdaq Telecommunications Index        100.00         159.95         108.53         85.76         71.91

                   [LINE GRAPH OF COMPARATIVE RETURNS OMITTED]

            SECURITY OWNERSHIP OF MANAGEMENT; PRINCIPAL STOCKHOLDERS

      The following table sets forth information regarding the beneficial ownership of shares of our common stock as of December 26, 2000. The table shows ownership by:

      o each person or entity known to us to own beneficially more than five percent (5%) of the shares of our outstanding stock;

      o     each of our directors;

      o     each of our named executive officers;

      o each nominee for director, if such person is not currently a director or executive officer; and

      o all of our directors, executive officers, and director nominees as a group.

      The percentage ownership figures are based on 13,582,537 shares of common stock outstanding as of December 26, 2000.

      Unless otherwise indicated, the principal address of each of the stockholders below is: c/o AltiGen Communications, Inc., 47427 Fremont Boulevard, Fremont, California 94538. Except as otherwise indicated in the footnotes to this table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of AltiGen common stock as beneficially owned by them.

                                                                                        Number of          Percentage
                                                                                         Shares            of Shares
                                                                                      Beneficially        Beneficially
                      Name and Address of Beneficial Owner                              Owned (1)            Owned
--------------------------------------------------------------------------------   -----------------    ----------------
Directors and Executive Officers
Gilbert Hu(2)(14).............................................................         1,453,459                10.7%
Kenneth Tai(3)................................................................           907,256                 6.7
Wen-Huang (Simon) Chang(4)(14)................................................           646,777                 4.8
Thomas Shao(5)................................................................           227,595                 1.7
Tricia Chu(6).................................................................           196,130                 1.4
Masaharu Shinya(7)............................................................           127,030                   *
Joseph Chiu(8)................................................................            67,577                   *
Michele Shannon(9)............................................................            81,759                   *
Simon Chouldjian(10)..........................................................            65,024                   *
Tsyr-Yi (Shirley) Sun(11).....................................................            63,993                   *
Philip McDermott(12)..........................................................            45,740                   *
Richard Black(13).............................................................             6,995                   *
All directors and executive officers as a group (12 persons)..................         3,889,335                28.6%

---------------------
*     Less than 1%
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of December 31, 2000 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2) Includes 11,978 shares registered in the name of Mr. Hu's wife May Mei Kuei-Rong Hu, 99,841 registered in the name of his daughter Michelle Hu, and 99,841 shares registered in the name of his daughter Stephanie Hu. Also includes vested, but unexercised, options held by Mr. Hu to purchase 638,872 shares.
(3) Includes shares held by the following affiliated entities: 598,927 shares registered in the name of InveStar Burgeon Venture Capital, Inc.; 99,821 shares registered in the name of InveStar Dayspring Venture Group, Inc.; 99,821 shares registered in the name of InveStar Excelsus Venture Capital (Int'l) Inc., LDC; and 99,820 shares registered in the name of Forefront Venture Partners, L.P. Director Kenneth Tai is a general partner of all of the above entities and disclaims beneficial ownership of the securities held by the entities except for his proportional interest in the entities. Also includes vested, but unexercised, options held by Mr. Tai to purchase 6,867 shares.
(4) Includes 149,732 shares registered in the name of Mr. Chang's wife, Hsiang- Li Chang Hu, and 143,742 shares registered in the name of his daughter Ya-Ting Chang. Also includes vested, but unexercised, options held by Mr. Chang to purchase 6,867 shares.
(5) Includes 179,678 shares registered in the name of Techgains Corporation, of which Dr. Shao is managing director, and 17,967 shares registered in the name of TSS Enterprises. Also includes 23,083 vested, but unexercised, shares held by TSS Enterprises. Dr. Shao disclaims beneficial ownership of the securities held by these entities except for his proportional interest in the entities. Also includes vested, but unexercised, options held by Dr. Shao to purchase 6,867 shares.
(6) Includes 29,446 shares registered in the name of her son Nicholas Shih, and 29,446 shares registered in the name of her daughter Diana Shih. Also includes vested, but unexercised, options held by Ms. Chu to purchase 33,421 shares.
(7) Includes vested, but unexercised, options held by Mr. Shinya to purchase 5,245 shares.
(8) Includes 11,978 shares registered in the name of his mother Chin-Chih Sung. Also includes vested, but unexercised, options held by Mr. Chiu to purchase 48,412 shares. Mr. Chiu left the Company after the close of fiscal year 2000.
(9) Includes vested, but unexercised, options held by Ms. Shannon to purchase 14,897 shares. Ms. Shannon left the Company after the close of fiscal year 2000.
(10) Includes vested, but unexercised, options held by Mr. Chouldjian to purchase 65,024 shares.
(11) Includes vested, but unexercised, options held by Ms. Sun to purchase 60,197 shares.
(12) Includes vested, but unexercised, options held by Mr. McDermott to purchase 43,279 shares.
(13) Includes vested, but unexercised, options held by Mr. Black to purchase 4,995 shares.
(14)  Mr. Hu and Mr. Chang are brothers-in-law.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Contract with Tricia Chu

      In March 1999, the Company entered into an employment contract with Tricia Chu, the Vice President of Finance and Administration. Ms. Chu currently holds options that, when fully vested, will have an aggregate exercise price of $ 817,278.46. The contract provides that in the event Ms. Chu is terminated without cause all of her options will immediately vest and become exercisable.

Employment Contract with Philip McDermott

      In June 1999, the Company entered into an employment contract with Philip McDermott, the Chief Financial Officer. Mr. McDermott currently holds options that, when fully vested, will have an aggregate exercise price of $ 1,527,421.99. The contract provides that in the event of a change of control of AltiGen immediately after which Mr. McDermott no longer holds the title and responsibilities of Chief Financial Officer (or a position of similar title and responsibilities), all of his options will immediately vest and become exercisable.

Loan to Gilbert Hu

      In August 2000, the Company loaned Gilbert Hu, our current President, Chief Executive Officer and a director, $1,000,000 in exchange for a secured promissory note with a one year term, bearing interest at 6.88%. The note is secured by a real estate deed of trust. As of December 31, 2000, Mr. Hu has made all scheduled interest payments, and there is outstanding principal in the amount of $1,000,000.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 2000, all officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements, except that Tricia Chu reported the sale of a total of 1,000 shares of the Company's Common Stock, 500 of which were sold by each of Ms. Chu's son and daughter on June 6, 2000, on a Form 4 on September 11, 2000, instead of on the required reporting date of July 11, 2000.

                                  OTHER MATTERS

      The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         Philip M. McDermott
                                         Chief Financial Officer and Secretary

Dated: January 9, 2001

                                      PROXY

                          ALTIGEN COMMUNICATIONS, INC.

                               47427 FREMONT BLVD
                                FREMONT, CA 94538

                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

      The undersigned hereby appoints Gilbert Hu, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side, all shares of common stock of AltiGen Communications, Inc. (the "Company") held of record by the undersigned on December 26, 2000 at the Annual Meeting of Shareholders to be held on February 9, 2001 and any adjournments thereof.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

      PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

-----------                                                          -----------

SEE REVERSE     CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SEE REVERSE
   SIDE                                                                 SIDE

-----------                                                          -----------

|X|   Please mark
      votes as in
      this example.

1.    Election of Directors.

      Nominees: (01) Richard Black        and       (02) Wen-Huang (Simon) Chang

      FOR ALL NOMINEES |_|       WITHHELD FROM ALL NOMINEES |_|

      |_|_________________________________________________
              For all nominees except as noted above

2.    Ratify the appointment of Arthur Andersen LLP as independent auditors.

         FOR                AGAINST                ABSTAIN
         |_|                  |_|                    |_|

In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

      MARK HERE |_|
      FOR ADDRESS
      CHANGE AND
      NOTE AT LEFT

      Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:_____________________________________  Date:____________________

Signature:_____________________________________  Date:____________________

                                                                      APPENDIX A

              AMENDED AND RESTATED CHARTER FOR THE AUDIT COMMITTEE

                            OF THE BOARD OF DIRECTORS

                                       OF

                          ALTIGEN COMMUNICATIONS, INC.

      PURPOSE:

      The purpose of the Audit Committee of the Board of Directors of AltiGen Communications, Inc. (the "Company") shall be:

      o to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

      o to provide the Company's Board of Directors with the results of its monitoring and recommendations derived therefrom;

      o to nominate to the Board of Directors independent auditors to audit the Company's financial statements and oversee the activities and independence of the auditors; and

      o to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

      The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

      MEMBERSHIP:

      The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors. On or before June 14, 2001, the members will meet the following criteria:

      1. Each member will be an independent director, in accordance with the Nasdaq National Market Audit Committee requirements;

      2. Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

      3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

      RESPONSIBILITIES:

      The responsibilities of the Audit Committee shall include:

      o Providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

      o Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors;

      o     Reviewing fee arrangements with the independent auditors;

      o Reviewing the independent auditors' proposed audit scope, approach and independence;

      o Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

      o Requesting from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

      o Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

      o Discussing with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

      o Reviewing with management, before release, the audited financial statements and Management's Discussion and Analysis in the Company's Annual Report on Form 10-K;

      o Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)
            (3) of Schedule 14A;

      o Reviewing the Audit Committee's own structure, processes and membership requirements; and o Performing such other duties as may be requested by the Board of Directors.

      MEETINGS:

      The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

      The Audit Committee will meet separately with the independent auditors as well as members of the Company's management as it deems appropriate in order to review the financial controls of the Company.

      MINUTES:

      The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

      REPORTS:

      Apart from the report prepared pursuant to Item 306 of Regulation S-K and
Item 7(e) (3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with the Committee's charter.